                                                                   Exhibit 10.15


Intel Confidential

Agreement #       1308984
Effective Date          December  31, 1999
Expiration Date   December  31, 2002


                              LICENSE AGREEMENT


LICENSE AGREEMENT (this "License Agreement"), is made and entered into effective December 31, 1999 (the "Effective Date") by and between INTEL CORPORATION, a Delaware corporation with a place of business at 2200 Mission College Boulevard, Santa Clara, CA 95052 (together with all divisions and subsidiaries, hereinafter "Intel") and Synchronicity, Inc., a Delaware corporation with a place of business at 201 Forest Street, Marlboro, MA 01778 ("Synchronicity"). Intel and Synchronicity may be singularly or collectively referred to in this License Agreement as the "Party" or the "Parties", respectively.


                                   RECITALS

WHEREAS, Intel (through its DT group) and Synchronicity have entered into a "COLLABORATION AND EVALUATION AGREEMENT" dated September 28, 1998 (the "Collaboration Agreement") pursuant to which the Parties outlined some general terms and conditions for collaboration in certain technical activities;

WHEREAS, Intel (through its Microprocessor Products Group's Design Technology unit, hereafter "DT") and Synchronicity have entered into an "EVALUATION LICENSE AGREEMENT FOR THIRD-PARTY TECHNOLOGY" dated August 9, 1999 (the "Evaluation Agreement") pursuant to which Intel evaluated the DesignSync DFII tool to determine whether Intel would like to engage in a collaborative project with Synchronicity; and

WHEREAS, Intel and Synchronicity now desire to engage in a collaborative project and to license the DesignSync DFII software tool, as enhanced by the work performed by Synchronicity under the SOW, to Intel.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties to this License Agreement hereby agree as follows:

1.    DEFINITIONS

1.01 "Collaborative Developments" means any and all work product and results arising from the collaborative development activities under this License Agreement pursuant to one or more SOWs, including any Source Code and Object Code.

1.02 "Date Data" means any data or input, whether generated within a Deliverable or communicated to it, which includes an indication of or reference to date.

Intel Confidential


1.03 "Deliverables" means the Collaborative Developments, Documentation, Products, Services, and Software provided by Synchronicity to Intel.

1.04 "Documentation" means documentation, including without limitation, data sheets, specifications, installation guides, and manuals.

1.05  "Effective Date" means the date first set forth above.

1.06 "Expiration Date" means the date first set forth above, whereby this License Agreement shall expire unless renewed by the Parties according to the terms and conditions herein.

1.07 "Intellectual Property" means all intellectual property rights worldwide arising under statutory or common law, including without limitation that which is acquired or obtained under a contract with a third party, and whether or not perfected, comprising any of the following: (i) copyrights, copyright applications, copyright registrations, mask works and mask work registrations; (ii) rights relating to the protection of trade secrets and confidential information; (iii) patents, patent applications, reissue patents, reissue applications, invention registrations, petty patents;
      (iv) any right analogous to those set forth in this Section in foreign jurisdictions; and (v) any renewals or extensions of the foregoing (as and to the extent applicable) now existing hereafter filed, issued or acquired.

1.08 "Initial Allocation Fee" means the fee set forth on Addendum C attached hereto.

1.09 "Object Code" means the object code version of a software product, including all computer programming code, entirely in binary form, which is directly executable by a computer and includes those help, message, overlay, and other files necessary for supporting the intended use of the executable code.

1.10 "Products" means any software products that Synchronicity makes generally commercially available for purchase or license to third parties in Object Code format.

1.11 "Release" means a substantial improvement in user functionality of an existing Product that is marketed as a new Product, or a version of a Product that replaces previous Releases. Substantial improvement must include more than just new hardware support (i.e., devices, drivers, ports) and fixes to program errors in a previous Release. Such Releases are typically identified by a new product name or a new release number.

1.12 "Services" means the Software related work provided by Synchronicity, which may include development, training, consulting, support, and maintenance.

1.13 "Software" means the Product known as DesignSync DFII Version 2.1.1 as modified for Intel's needs, in Object Code form, including but not limited to (i) the current Release, (ii) all new Releases, Updates and Upgrades,
      (iii) all developments

Intel Confidential


      performed on such Product for Intel pursuant to this License Agreement, and (iv) all Documentation customarily provided with the Product or developed for Intel pursuant to this License Agreement.

1.14 "Source Code" means the source code version of a software product, along with all available information, documentation, specifications, and schematics which would enable one to develop, maintain, support, and/or enhance the software product without assistance of any other third person or reference to any other materials.

1.15 "SOW" means the Statement of Work to be performed under this License Agreement attached hereto as Addendum A.

1.16 "Update" with respect to any Product means a version of the Product that has a different version number than the prior version of the Product that includes bug fixes or other limited improvements. Such Updates are typically identified by a change in the tenths digit [x.x(x)] (i.e.-1.11, 1.12, 1.13).

1.17 "Upgrade" means the unique functional and/or feature improvements made to any Product to keep the current version of the Release competitive in terms of new capabilities, features or pricing in the Product's respective market. Such Upgrades are typically identified by a change in the tenths digit [x.(X)x] (i.e.-1.10, 1.20, 1.30).

2.    COLLABORATIVE ACTIVITIES

2.1 Collaborative Development. Intel and Synchronicity hereby agree to engage in the collaborative development described in the SOW. If Synchronicity fails to perform its obligations under this License Agreement, Synchronicity shall appoint as many Synchronicity application engineers as necessary to resolve Synchronicity's performance deficiencies. The application engineer(s) must be approved by Intel prior to entering Intel facilities and shall be subject to Intel's standard security procedures. If Intel is unable to obtain Synchronicity's commitment to the performance of the SOW to Intel's satisfaction after having worked with a Synchronicity application engineer in an effort to fulfill Synchronicity's performance obligations under this License Agreement, Intel may terminate this License Agreement and all of its obligations under this License Agreement.

2.2 Services provided by Synchronicity. Synchronicity shall promptly perform Services as scheduled or shall promptly notify Intel if unable to perform any scheduled Services and shall state the reasons.

2.3 Best efforts. Synchronicity will use its best efforts to perform and timely complete the work specified by the project in accordance with the SOW, specifications, schedules and milestones and other requirements associated therewith.

2.4 Primary Contact. Synchronicity will appoint a program manager who will serves as a primary contact for issues related to the project, and will hold program reviews with Intel on any of the work ("Primary Contact"). Synchronicity shall make the contact

Intel Confidential


      information for the Primary Contact available to Intel prior to starting the project contemplated in the SOW.

3.    OWNERSHIP

3.1 Ownership by Intel. Intel shall own all right, title and interest, in and to the Intellectual Property rights embodied in the following work product used or developed under this License Agreement, even if such work product or improvements to such work product are developed solely by Synchronicity employees:

      (a) Intel proprietary file formats used in connection with design tools and communicating between and among such tools.

      (b) Source Code and Object Code whose primary function is to integrate the Collaborative Developments into Intel's design environment.

      (c) Intel circuit designs and manufacturing processes used as alpha and beta projects for testing the Collaborative Developments, Products and Software, including any intermediate data and final reports generated in connection with such designs.

3.2 Ownership by Synchronicity. Subject to Intel's ownership under Section 3.1, Synchronicity shall own all right, title and interest in and to any remaining Intellectual Property embodied in the Collaborative Developments, Products and Software used or developed under this License Agreement, whether developed solely by Synchronicity employees, or jointly by Synchronicity employees in conjunction with Intel employees. Synchronicity shall have no ownership interest in any Intellectual Property developed solely by Intel employees, which shall be exclusively owned by Intel.

3.3 Cooperation. The Parties agree to assist each other, at the other's expense, in every proper way, to secure the other party's Intellectual Property rights as provided in this Section 3. At no expense to Intel, Intel may request that Synchronicity promptly provide Intel with a completed and executed copy of the Certificate of Originality set forth on Addendum G in connection with any Collaborative Developments, Products and Software provided to Intel under this License Agreement. At no expense to Intel, Intel may request that Synchronicity promptly provide Intel with a completed and executed copy of the Assignment of Intellectual Property set forth on Addendum H in connection with any Intellectual Property owned by Intel under this License Agreement.

4     LICENSES TO INTEL

4.1 General License. Synchronicity hereby grants to Intel a royalty-free, paid-up, non-exclusive, irrevocable, perpetual, worldwide license, with the right to sublicense, under all Intellectual Property owned or licensed by Synchronicity, to make, have made, use, sell, offer to sell, reproduce, have reproduced, prepare derivatives, publicly display or perform, by any means and on any tangible or intangible medium now known or

Intel Confidential


      developed in the future, any integrated circuits and related electronic devices, but only to the extent that Intel's use of the Deliverables necessarily introduces Synchronicity's Intellectual Property into such integrated circuits and related electronic devices.

4.2 Software License. Promptly after the acceptance criteria of the SOW have been met for the full standard release package to be provided under the final phase of the SOW, Synchronicity shall deliver and install on Intel's computer systems, as reasonably directed by Intel, the full standard release of the Software. Intel shall have the type of license set forth on Addendum B for the number of copies of the Software set forth on Addendum
      B. Included in this software license grant shall be the maintenance and support of the Software as set forth on Addendum B. Fees for this software license grant and maintenance and support are specified on Addendum C. In the event that Intel exercises it option to license Synchronicity's ProjectSync Product pursuant to Addendum C, the Parties agree that ProjectSync shall be considered Software for purposes of this License Agreement and all applicable terms and conditions of this License Agreement shall apply.

4.3 Additional Software Licenses and Maintenance. Additional software licenses and maintenance may be purchased for the fees shown on Addendum C.

4.4 Source Code Escrow. Concurrent with the execution of this License Agreement, the Parties shall enter into a multi-party source code escrow agreement of the form set forth in Addendum D and Exhibits A and B thereto, which shall be triggered pursuant to the terms and conditions provided thereunder and Addendum B hereto.

4.5 Residuals. Notwithstanding anything herein to the contrary, either party may use Residuals for any purpose, including without limitation use in development, manufacture, promotion, sale and maintenance of its products and services; provided that this right to Residuals does not represent a license under any valid patents, copyrights or other intellectual property rights of the disclosing party. The term "Residuals" means any information that are retained in the unaided memories of the receiving party's employees who have had access to the disclosing party's information pursuant to the terms of this License Agreement. An employee's memory is unaided if the employee has not intentionally memorized the Information for the purpose of retaining and subsequently using or disclosing it.

4.6 Other Limitations. Intel may not rent, lease, modify, translate, reverse engineer, decompile, disassemble, or create derivative works of the Software, or the Collaborative Developments owned by Synchronicity under
      Section 3.2 of this License Agreement.

5.    FEES AND PAYMENT

5.1 Fees. Intel shall pay to Synchronicity the fees shown on Addendum C in consideration of the development obligations and licenses granted to Intel hereunder. These prices remain fixed for the duration of this License Agreement except as provided herein.

Intel Confidential


5.2 Most Favored Customer. Synchronicity agrees to negotiate with Intel in good faith with regard to any and all licenses, fees, charges, purchases, or services required by Intel in connection with the Products not otherwise provided for in this License Agreement, and Synchronicity agrees that the license fees for Synchronicity's standard commercially available Products, and charges for standard maintenance and support shall be no less favorable than those offered or granted by Synchronicity to any third party licensing or purchasing such Product on substantially similar terms and condition. Synchronicity agrees that if Synchronicity provides the Software or maintenance on substantially similar terms and conditions to any customer at a price less than that set forth in this License Agreement, Synchronicity shall adjust its price to Intel to the lower price. After expiration of this License Agreement, Synchronicity shall continue to offer to Intel a maintenance package for the Software and the opportunity to obtain additional licenses of the Software on terms and conditions and at a price no less favorable than those offered or granted by Synchronicity to any third party.

5.3 Taxes and Other Costs. All applicable taxes and other charges such as duties, customs, tariffs, imposts, and government imposed surcharges shall be stated separately on Synchronicity's invoice and borne by Synchronicity. In the event that Intel is prohibited by law from remitting payments to Synchronicity, unless Intel deducts or withholds taxes therefrom on behalf of the local taxing jurisdiction, then Intel shall duly withhold such taxes and shall remit the remaining net invoice amount to the Synchronicity. Intel shall not reimburse Synchronicity for the amount of such taxes withheld. Additional costs, except those described on Addendum C, will not be reimbursed without Intel's prior written approval.

5.4 Inspection and Audit. Intel reserves the right to have Synchronicity's records inspected and audited to ensure compliance with this License Agreement. At Intel's option or upon Synchronicity's written demand, such audit will be performed by an independent third party at Intel's expense. However, if Synchronicity is found to not be complying with this License Agreement in any way, Synchronicity shall reimburse Intel for all costs associated with the audit, along with any discrepancies discovered, within thirty (30) days after completion of the audit. The results of such audit shall be kept confidential by the auditor and, if conducted by a third party, only Synchronicity's failures to abide by the obligations of this License Agreement shall be reported to Intel.

5.5 Invoicing. Synchronicity agrees to invoice Intel no later than one hundred eighty (180) days after completion of particular Services or delivery of particular items. Intel will not be obligated to make payment against any invoices submitted after such period.

6     TERM AND TERMINATION

6.1 Term. Unless earlier terminated, the term of this License Agreement shall begin on the Effective Date and continue through the Expiration Date. Upon expiration,

Intel Confidential


      Intel shall have the right to renew this License Agreement for an additional three (3) years for the renewal fee(s) set forth in Addendum C. Upon the termination or expiration of this License Agreement, Intel shall return to Synchronicity or destroy all Software covered by this License Agreement, including any copies thereof. The termination or expiration shall not effect any irrevocable licenses already granted to Intel, which shall continue in full force.

6.2 Termination. Either party may terminate this License Agreement if the other party breaches any material provision of this License Agreement and, if such breach is curable, fails to cure the same within thirty (30) days after receipt of written notice from the other party.

6.3 Termination for Convenience. In addition to the above termination rights, Intel may terminate this License Agreement and all further obligations to Synchronicity at any time and without cause by giving Synchronicity thirty
      (30) days written notice. Upon Synchronicity's receipt of such notice, Synchronicity shall, unless otherwise specified in such notice, immediately stop all work previously authorized and give prompt written notice to, and cause all of, its Synchronicity employees or subcontractors to cease all related work. If this License Agreement is terminated by Intel without cause, Intel will pay Synchronicity for all completed work and on a prorated basis for partially completed work. Except as provided in this Section 6.3, Intel will have no liability or obligation to Synchronicity for terminating this License Agreement without cause. Intel will not be responsible for any anticipated profits or for any equipment purchased or other expenses incurred by Synchronicity in reliance on this License Agreement.

6.4 Termination for Failure to Perform. If Synchronicity does not fulfill its development obligations within the time periods provided on Addendum A and Synchronicity fails to cure such failure within thirty (30) days, in addition to Intel's other rights and remedies, Intel may elect to require Synchronicity to assign and convey to Intel all right, title and interest in and to Collaborative Developments already developed, without obligation to make any further payment.

7     REPRESENTATION AND WARRANTIES

7.1 Representations and Warranties of Synchronicity. Synchronicity makes the following representations and warranties to Intel regarding Deliverables furnished hereunder, which survive any delivery, inspection, acceptance, or payment for the Deliverables.

      (a)   Deliverables will not infringe any third party Intellectual
            Property;

      (b) Deliverables will not incorporate any third party Intellectual Property without notifying and obtaining the prior written approval of Intel, which consent shall not be unreasonably withheld;

Intel Confidential


      (c) Deliverables will conform in all materials respects with the Documentation and specifications set forth in the SOW;

      (d) Deliverables will not contain any computer viruses, worms, trojan horses, disabling mechanisms, or other harmful code that is intended to or has the effect of damaging, disabling, corrupting or deleting any other product, software, hardware, data, or information;

      (e) Synchronicity has the necessary right, title, and interest to provide the Deliverables to Intel, which will be free of liens and encumbrances;

      (f) Synchronicity has no outstanding agreement or obligation that is in conflict with any of the provisions of this License Agreement, nor shall Synchronicity enter into any such conflicting agreement or obligation during the term of this License Agreement;

      (g) Deliverables will function without error or interruption related to Date Data from more than one century;

      (h) Services provided shall be performed in accordance with good workmanlike standards and shall meet the descriptions and specifications set forth in the SOW;

      (i) Synchronicity hereby waives any and all moral rights, including the right to identification of authorship or limitation on subsequent modification, that Synchronicity (or its employees) has or may have in any Deliverables provided to Intel hereunder; and

      (j) Synchronicity's employees or contractors who perform work under this License Agreement have been advised of the terms and conditions of this License Agreement, agree to be bound by them, and have been instructed that the work they do for or on behalf of Intel is governed by this License Agreement.

7.2 WARRANTY DISCLAIMER. TECHNICAL INFORMATION PROVIDED AT NO CHARGE BY ONE PARTY TO ANOTHER PURSUANT TO THIS LICENSE AGREEMENT WILL BE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND. EXCEPT AS OTHERWISE PROVIDED IN SECTION 7.1, THE PARTIES SPECIFICALLY DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTY AGAINST INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT OF ANY THIRD PARTY.

7.3 CERTAIN CONSEQUENTIAL DAMAGE. If Synchronicity breaches any of the warranties of Section 7.1, or Deliverables are otherwise defective or non-conforming, Synchronicity shall promptly correct any non-conforming Deliverables and shall pay to Intel all incidental and consequential damages (as those terms are

Intel Confidential


      defined in the Uniform Commercial Code, Article 1, 1995 Official Text) arising from the breach of the foregoing warranties. Synchronicity shall pay the cost of shipping and risk of loss for all non-conforming Deliverables.

7.4 OTHER CONSEQUENTIAL DAMAGES. EXCEPT AS PROVIDED IN 7.3, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES UNDER OR CONCERNING THIS LICENSE AGREEMENT, IRRESPECTIVE OF WHETHER THE OTHER PARTY HAS ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

8     CONFIDENTIALITY AND PUBLICITY

8.1 Existing Confidentiality Obligations Continue. During the course of this License Agreement, either party may have or may be provided access to the other's confidential information and materials. Additionally, Synchronicity may be engaged to develop new information for Intel, or may develop such information during the performance of Services, which information will become, upon creation, Intel's confidential information. Synchronicity shall not use any of the confidential information created for Intel other than for Intel. Each party agrees to maintain confidential information and materials in accordance with the terms of any other applicable separate non-disclosure agreement between Intel and Synchronicity, including but not limited to:

      (a)   CBD Non-Disclosure Agreement between the Parties, dated May 19,
            1998.

8.2 Other Confidential Information. For confidential information not covered by one of the non-disclosure agreements of Section 8.1, each party agrees, at a minimum, to maintain such information in confidence and limit disclosure on a need to know basis, to take all reasonable precautions to prevent unauthorized disclosure, and to treat such information as it treats its own information of a similar nature, until the information becomes rightfully available to the public through no fault of the non-disclosing party.

8.3 Publicity. The Parties agree that neither will disclose the existence of this License Agreement, nor any of its details or the existence of the relationship created by this License Agreement, to any third party without the specific, written consent of the other. If disclosure of this License Agreement or any of the terms hereof is required by applicable law, rule, or regulation, or is compelled by a court or governmental agency, authority, or body: (i) the Parties shall use all legitimate and legal means available to minimize the disclosure to third Parties of the content of the License Agreement, including without limitation seeking a confidential treatment request or protective order; (ii) the disclosing party shall inform the other party at least ten (10) business days in advance of the disclosure; and (iii) the disclosing party shall give the other party a reasonable opportunity to review and comment upon the disclosure, and any request for confidential treatment or a protective order pertaining thereto, prior to making such disclosure. The Parties may disclose

Intel Confidential


      this License Agreement in confidence to their respective legal counsel, accountants, bankers, and financing sources as necessary in connection with obtaining services from such third parties. The obligations stated in this section shall survive the expiration or termination of this License Agreement. Neither party may use the other party's name or trademarks in advertisements, brochures, banners, letter-head, business cards, reference lists, or similar advertisements without the other's express written consent.

9.    INTELLECTUAL PROPERTY INDEMNIFICATION

9.1 Synchronicity shall indemnify and hold Intel and its customers harmless from any costs, expenses (including reasonable attorneys' fees), losses, damages, or liabilities incurred because of actual or alleged infringement of any patent, copyright, trade secret, trademark, maskwork, or other Intellectual Property right arising out of the use or sale by Intel or Intel's customers of Intel's products manufactured using the Deliverables or containing the Deliverables, irrespective of whether Intel furnishes any specifications to Synchronicity; provided, however, the foregoing sentence shall only apply to the extent that Intel provides Synchronicity with specifications that do not infringe the Intellectual Property giving rise to the claim for indemnification. Intel shall notify Synchronicity of such claim or demand and shall permit Synchronicity to participate in the defense or settlement thereof. If an injunction issues as a result of any claim or action, Synchronicity agrees at its expense and Intel's option to either: (i) procure for Intel and Intel's customers the right to continue using affected products; (ii) replace them with non-infringing Items;
      (iii) modify them so they become non-infringing; or (iv) refund to Intel the amount paid for any Deliverables returned to Synchronicity or destroyed.

9.2 The foregoing provides the entire set of obligations and remedies flowing between Intel and Synchronicity arising from any intellectual property claim by a third party.

10    COMPLIANCE WITH LAWS AND RULES

10.1 Synchronicity shall comply with all national, state, and local laws and regulations governing the manufacture, transportation, and/or sale of Deliverables and/or the performance of Services in the course of this License Agreement. In the United States, these may include, but are not limited to, Department of Commerce, Environmental Protection Agency, and Department of Transportation regulations applicable to hazardous materials. Upon Intel's request, Synchronicity will promptly provide Intel with a statement of origin for all Deliverables and with applicable customs documentation for Deliverables wholly or partially manufactured outside of the country of import.

10.2 Synchronicity agrees to abide by all Intel's rules and regulations while on Intel's premises or performing Services including, but not limited to, safety, health and hazardous material management rules, and rules prohibiting misconduct on Intel's premises including, but not limited to, use of physical aggression against persons or property, harassment, and theft. Synchronicity will perform only those services

Intel Confidential


      identified on any SOWs and will work only in areas designated for such services. Synchronicity shall take all reasonable precautions to ensure safe working procedures and conditions for performance on Intel's premises and shall keep Intel's site neat and free from debris.

10.3 Synchronicity's employees who access Intel's facilities may be required to sign a separate access agreement prior to admittance to Intel's facilities. Synchronicity will furnish a copy of Addendum E to each of its employees and contractors assigned to or contracted for Intel work and will take reasonable steps to assure Intel that all such employees and contractors have read and understood Addendum E.

10.4 In addition to the security measures set forth in Addendum E, Synchronicity warrants that it shall not assign to work at Intel's facilities any employee of Synchronicity that has a record of criminal convictions involving drugs, assaultive or combative behavior, or theft within the last five (5) years that Synchronicity is aware of or should be aware of. Synchronicity understands that employees assigned to work at Intel's facilities may be subject to criminal history investigations by Intel at Intel's expense and may be denied access to Intel's facilities if any such criminal convictions are discovered. Synchronicity also agrees to comply with Intel's Alcohol and Drug-free Workplace Directive set forth in Addendum F.


10.5 Synchronicity represents and agrees that it is in compliance with Executive Order 11246 and implementing Equal Employment Opportunity regulations and the Immigration Act of 1987, unless exempted or inapplicable.

11    INSURANCE

11.1 Without limiting or qualifying Synchronicity's liabilities, obligations, or indemnities otherwise assumed by Synchronicity pursuant to this License Agreement, Synchronicity shall maintain, at its sole cost and expense, with companies acceptable to Intel, Commercial General Liability and Automobile Liability Insurance with limits of liability not less than $1,000,000.00 per occurrence and including liability coverage for bodily injury or property damage (1) assumed in a contract or agreement pertaining to Synchronicity's business and (2) arising out of Synchronicity's product, services, or work. Synchronicity's insurance shall be primary, and any applicable insurance maintained by Intel shall be excess and non-contributing.

11.2 Synchronicity shall also maintain statutory Workers' Compensation coverage, including a Broad Form All States Endorsement in the amount required by law, and Employers' Liability Insurance in the amount of $1,000,000.00 per occurrence. Such insurance shall include an insurer's waiver of subrogation in favor of Intel.

11.3 If Synchronicity is providing any professional service to Intel, Synchronicity shall maintain Professional Liability Insurance (including errors and omissions coverage) with liability limits not less than $1,000,000.

Intel Confidential


11.4 At the request of Intel, Synchronicity shall provide Intel with properly executed Certificates of Insurance prior to commencement of any operation hereunder and shall notify Intel, no less than 30 days in advance, of any reduction or cancellation of the above coverages.

12    GENERAL INDEMNIFICATION

12.1 Synchronicity shall, to the fullest extent permitted by law, protect, defend, indemnify, and hold Intel harmless from and against any and all claims, liabilities, demands, penalties, forfeitures, suits, judgments, and the associated costs and expenses (including attorney's fees), which Intel may hereafter incur, become responsible for, or pay out as a result of: death or personal injury (including bodily injury) to any person, destruction or damage to any property, contamination of or adverse effects on the environment, and any clean up costs in connection therewith, or any violation of law, governmental regulation or orders, to the extent caused by (i) Synchronicity's breach of any term or provision of this License Agreement; (ii) any negligent or willful acts, errors, or omissions by Synchronicity, its employees, officers, agents, representatives, or subcontractors in the performance of this License Agreement; or (iii) dangerous defects in Deliverables or Services provided by Synchronicity under this License Agreement.

12.2 Notwithstanding Synchronicity's immunities under applicable state worker's compensation and industrial insurance acts, and as mutually negotiated between the Parties, Synchronicity specifically undertakes to defend, indemnify, and hold Intel harmless from claims or liabilities asserted against Intel by Synchronicity's employees.

13    MISCELLANEOUS

13.1 Retention and Audits. Synchronicity will maintain complete and accurate records of the services performed under this License Agreement for a period of five (5) years after the completion of these services. Records relating to the performance of this License Agreement shall be made available to Intel upon reasonable notice.

13.2 Independent Contractor. In performing services under this License Agreement, Synchronicity is an independent contractor and its personnel and other representatives shall not act as nor be agents or employees of Intel. As an independent contractor, Synchronicity will be solely responsible for determining the means and methods for performing the required services. Synchronicity shall have complete charge and responsibility for personnel employed by Synchronicity; however, Intel reserves the right to instruct Synchronicity to remove from Intel's premises immediately any of Synchronicity's personnel who are in breach of
      Section 10 of this License Agreement. Such removal shall not affect Synchronicity's obligation to provide services under this License Agreement.

Intel Confidential


13.3 Merger and Modification. This License Agreement together with the following Addenda and any Exhibits thereto:

            Addendum A        Statement of Work
            Addendum B        Worldwide Enterprise License & Support
            Addendum C        Pricing and Payment Schedule
            Addendum D        Source Code Escrow
            Addendum E        Protection of Intel's Assets
            Addendum F        Alcohol and Drug Free Workplace Directive
            Addendum G        Certificate of Origin
            Addendum H        Assignment of Intellectual Property

      contains the entire understanding between Intel and Synchronicity with respect to the subject matter hereof and merges and supersedes all prior and contemporaneous agreements, dealings and negotiations. No modification, alteration, or amendment shall be effective unless made in writing, dated and signed by duly authorized representatives of both Parties.

13.4 Waiver. No waiver of any breach hereof shall be held to be a waiver of any other or subsequent breach.

13.5 Severability. If any provision of this License Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable, such determination shall not affect the validity of the remaining provisions unless Intel determines in its discretion that the court's determination causes this License Agreement to fail in any of its essential purposes.

13.6 Assignment. Synchronicity may not assign, factor any rights in, delegate, or otherwise transfer any rights or obligations under this License Agreement, or any portion thereof, without the prior written consent of Intel, which consent shall not be unreasonably withheld. Intel may terminate this License Agreement for cause in conjunction with the sale or transfer of all or substantially all of Synchronicity's business or assets, or a change or transfer of ownership in a majority of Synchronicity's voting stock, whether voluntarily, by operation of law or otherwise, unless Intel has provided its prior written consent thereto, which consent shall not be unreasonably withheld.

13.7 Headings. The headings provided in this License Agreement are for convenience only and shall not be used in interpreting or construing this License Agreement.

13.8 Specific Performance. Notwithstanding anything else contained in this License Agreement, the Parties hereto agree that failure to perform certain obligations undertaken in connection with this License Agreement would cause irreparable damage, and that monetary damages would not provide an adequate remedy in such event. The Parties further agree that failure to complete performance of the services called for in this License Agreement, or on any project released under this License Agreement, or failure to deliver or effect delivery of services and/or

Intel Confidential


      materials as contracted, or failure to deliver against accepted projects, or to deliver confirmed supply or pricing, are such obligations. Accordingly, it is agreed that, in addition to any other remedy to which the non breaching party may be entitled, at law or in equity, the non breaching party shall be entitled to injunctive relief to prevent breaches of the provisions of this License Agreement, and an order of specific performance to compel performance of such obligations in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction.

13.9 Force Majeure. Neither party shall be responsible for its failure to perform due to causes beyond its reasonable control, such as acts of God, fire, theft, war, riot, embargoes, or acts of civil or military authorities. If delivery or performance of services are to be delayed by such contingencies, Synchronicity shall immediately notify Intel in writing and Intel may either: (i) extend time of performance; or (ii) terminate all or part of the uncompleted portion of the project at no cost to Intel.

13.10 Right to Develop and Compete Independently. It is understood that as a result of the relationship contemplated under this License Agreement, Intel and its personnel may become familiar with the subject matter licensed to Intel under this License Agreement and the general concepts employed therein. However, nothing contained in this License Agreement shall prevent either party from developing either through third parties or through the use of its own personnel, or from developing or acquiring from third parties, products similar to and competitive with the subject matter licensed from Synchronicity under this License Agreement except as provided for in Section 2 and Section 8 of this License Agreement; and nothing herein shall be construed to grant either party any rights in any such products so developed or acquired, or any rights to the revenues or any portion thereof derived by either party from the use, sale, lease, license or other disposal of any such products. Synchronicity understands that Intel evaluates, designs, develops, and acquires products similar to the subject matter licensed from Synchronicity under this License Agreement, and that existing or planned products independently developed, evaluated or acquired by Intel may contain ideas and concepts similar to those contained in the subject matter licensed from Synchronicity under this License Agreement.

13.11 Export Controls. Both Parties understand and acknowledge that they are subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of either Party to provide technical information, technical assistance, any media in which any of the foregoing is contained, training and related technical data (collectively, "Data") shall be subject in all respects to such United States laws and regulations as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, or the Bureau of Export Administration. Both Parties warrant that they will comply in all respects with the

Intel Confidential


      export and re-export restrictions including those set forth in any export license (if necessary) for Data disclosed to the other Party hereunder.

13.12 Notice. All notices required or permitted to be given hereunder shall be notified in writing and shall be delivered by hand, or if dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows:

  If to Synchronicity:                       If to Intel:
  -------------------                        -----------

  Synchronicity, Inc.                        General Counsel
  Attn: President                            Intel Corporation
  201 Forest Street                          2200 Mission College Blvd.
  Marlboro, MA 01778                         Santa Clara, CA 95052


      Such notices shall be deemed to have been served when received by addressee or, if delivery is not accomplished by reason of some avoidance of the addressee, when tendered for delivery. Either Party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such Party as above provided at such changed address.

13.13 Governing Law. This License Agreement and matters connected with the performance thereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the United States of America and the State of Delaware, without reference to conflict of laws principles.
13.14 Jurisdiction. Intel and Synchronicity agree that all disputes and litigation regarding this License Agreement and matters connected with its performance shall be subject to the exclusive jurisdiction of the state and federal courts in Delaware.

13.15 Survival. The provisions of Sections: 1, 3, 4, 7, 8, 9, 13, the provisions of Addendum A, Addendum B, and Addendum C (to the extent Addenda amend the surviving clauses), and the provisions of any and all Certificates of Originality and Assignments of Intellectual Property which are executed by Synchronicity, will survive any termination or expiration of this License Agreement. Additionally, Section 12 of this License Agreement shall also survive any termination or expiration of this License Agreement, but only for three (3) years.

13.16 Counterparts. This License Agreement shall be executed in two (2) or more counterparts, all of which, taken together, shall be regarded as one and the same instrument and shall constitute the Parties entire understanding with respect to the subject matter hereof.

IN WITNESS THEREOF, the duly authorized representatives have entered into this License Agreement as of the Effective Date first set forth above.

INTEL CORPORATION                                          SYNCHRONICITY, INC.
Intel Confidential


/s/ Robert Basso                          /s/ Eric Thune
------------------------------            -----------------------------------
Signature                                 Signature

Robert Basso                              Eric Thune
------------------------------            -----------------------------------
Name                                      Name

Supplier Manager                           Western Area Sales Manager
------------------------------            -----------------------------------
Title                                     Title

12/27/99                                  12/22/99
------------------------------            -----------------------------------
Date                                      Date

      * Confidential Information has been omitted pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission. The locations of the omitted materials have been indicated with asterisks.


Intel Confidential
                                  ADDENDUM B

                    WORLDWIDE ENTERPRISE LICENSE & SUPPORT

1.    Software:  The software defined in this License Agreement.

2.    Number of Copies:  *

3. Type of License Grant: A non-exclusive, irrevocable, non-terminable, worldwide, paid-up license (with the right to sublicense to wholly-owned subsidiaries of Intel and to any entity with whom Intel is engaging in joint design work), for the term of this License Agreement, to use and maintain up to the number of concurrently active copies of the Software provided above, without restriction on the number of design projects supported, and with the right to move licenses between design projects from time-to-time at Intel's sole discretion. Except for allowing Intel's employees and authorized contractors access to the Software, Intel may not rent or lease the Software. In addition, and except as provided in this License Agreement or permitted by applicable law, Intel may not modify, translate, reverse engineer, decompile, disassemble, grant any rights in the Software or accompanying documentation, or create derivative works based on the Software. Information relating to the Software which is necessary to enable the production of software which is interoperable with the Software (or other software) is available from Synchronicity upon request.

4. Distribution Mechanism: Pursuant to Section 2.4 of this License Agreement, Intel shall order Software by sending an email to the Primary Contact specifying how many copies of the Software Intel requires. Upon receipt of such an email, Synchronicity shall send the requested number of copies, and/or the keys thereto, to Intel electronically within two (2) business days.

5. Term of Maintenance & Support: Except as provided in the License Agreement, the term of technical support provided under this Worldwide Enterprise License shall be from December 31, 1999 through December 31, 2002. Intel shall have the right to renew the terms of this License Agreement for an additional three (3) years for the applicable fee(s) set forth in Addendum C; provided, however, if the number of Intel licensed users exceeds * at the time of renewal, Intel shall pay the additional fee(s) set forth in Addendum C.

6. Nature of Maintenance & Support: Synchronicity shall provide support to Intel for the Software for the term of this License Agreement. If the Software fails to conform to the specifications set forth in the Documentation and any SOWs ("Specifications"), Synchronicity agrees to use best efforts to modify the Software to conform to the Specifications, and to respond to general questions from Intel regarding the use and functionality of the Software, according to the procedure and priority levels set forth below. Such support shall be available to Intel at no charge during business hours of Monday through Friday of *

      * Confidential Information has been omitted pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission. The locations of the omitted materials have been indicated with asterisks.

Intel Confidential


      Time, excluding holidays. The level of support provided by Synchronicity to Intel shall depend on the urgency of the situation, as determined by the criteria set forth below in the following chart:


                         DEFINITION               RESPONSE
                         ----------               --------
      CRITICAL           A problem preventing     Synchronicity shall
                         the operation of a       respond within *
                         major function of the    and provide a
                         Software.                correction to the
                                                  error within *
                                                  from notice.

      URGENT             A problem impairing the  Synchronicity shall
                         operation of a major     respond within
                         function of the          * and provide a
                         Software.                correction to the
                                                  error within *
                                                  from notice.

      ROUTINE            A problem impacting a    Synchronicity shall
                         minor, yet desired,      respond within *
                         specified function or    and provide a
                         feature of the Software. correction to the
                                                  error within *
                                                  from notice.



      If Synchronicity defaults on the support obligations set forth in this
      Section 4, this may trigger a source code escrow release pursuant to the terms and conditions of Addendum D and the Exhibits thereto. Upon release of the source code to Intel, and pursuant to the terms and conditions of Addendum D, Intel shall be entitled to use the source code in any manner necessary to resolve Synchronicity's support deficiencies.

7. Renewal: Intel may, but is not obligated to, renew this License Agreement for an additional three (3) years for the renewal fee(s) set forth in Addendum C. If Intel elects to exercise its right to renew this License Agreement, Synchronicity shall continue providing support to the Software in accordance with this License Agreement; provided, however, that Synchronicity shall not be obligated to provide Routine support for Releases greater than one (1) year old.

8. Payment Schedule and Pricing: Intel shall pay Synchronicity the Initial Allocation Fee set forth in Addendum C within net thirty (30) days from receipt of a purchase order for the first distribution of the Software. For all other Services, Intel shall pay Synchronicity the applicable fee(s) set forth in Addendum C; payment due net thirty (30) days from receipt of purchase order. In the event of a conflict between the terms and conditions of this License Agreement and a purchase order, the terms and conditions of this License Agreement shall control.

9. Training and Consulting: Training and consulting are not included in the Initial Allocation Fee and may result in additional fees as set forth in Addendum C. As part of the training classes offered to Intel by Synchronicity, further specified in Addendum C ("Training Classes"), Synchronicity shall offer to Intel a course titled "Train-the-Trainer" which shall include an extra day of training to describe class setup, training techniques, and additional technical information. The Train-the-Trainer class includes PDF files for training manuals and Updates thereof at no additional cost to Intel. Training Classes may also be

      * Confidential Information has been omitted pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission. The locations of the omitted materials have been indicated with asterisks.

Intel Confidential


   customized by Intel for an additional cost.

10.ProjectSync Options: ProjectSync, a web-based team collaboration software tool, may be purchased at an additional cost. Synchronicity shall make bundles of * licenses available for the three (3) year term.
   The total amount will be due net thirty (30) days from placement of the Purchase Order. This amount will be prorated for the remainder of the contract and will also terminate with the DesignSync DFII contract. If Intel exercises its option to license ProjectSync from Synchronicity, Intel pay Synchronicity the fees set forth in Addendum C.

* Confidential Information has been omitted pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission. The locations of the omitted materials have been indicated with asterisks.



Intel Confidential


                                  ADDENDUM C

                                   PRICING


   The prices for the Deliverables are as follows:

   Initial Allocation Fee

   Item                       Cost              Quantity    Total

   DesignSync DFII, V 2.1.1   *                 Unlimited   *
   Maintenance & Support      (included)              N/A   *
                                                            ----------
   Total                                                    *

   Maintenance & Support

   Fee(s) included in the Initial Allocation Fee above.

   Additional Fee(s)

   In the event that Intel acquires a company during the term of this License Agreement with an aggregate number of engineers in excess of *, and all the foregoing engineers will use the Software, Intel shall pay a prorated fee of
   * dollars * per newly acquired engineer in excess of * (E.g., If Intel acquires a company with * engineers, and all * engineers will use the Software, Intel shall pay * at the start of the first year of this License Agreement - or a prorated portion thereof if such acquisition takes place later in the term of this License Agreement); provided, however, no additional fees shall be assessed if the acquired company was already a Synchronicity licensee.

   Renewal Fee(s)

   Upon Expiration, Intel may pay a flat * for up to * licenses (including maintenance and support) and * per license in excess of * (E.g., * licenses shall cost *)

   Training and Consulting

   Consulting shall be available to Intel at a rate of * dollars * per week. Training shall also be available to Intel as set forth in the chart below and at the corresponding fees:

ITEM #            COURSE NAME                   DESCRIPTION                AMOUNT              NOTES
------            -----------                   -----------                ------              -----

TRN-1000        DesignSync Fundamentals        Customer-site 1-day        *                   plus T&E* and 1/2 day
                                               training                                       setup cost
TRN-1001        DesignSync Fundamentals        Regional 1-day training    *                   per student

TRN-1002        DesignSync Fundamentals        Training Manual            *

* Confidential Information has been omitted pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission. The locations of the omitted materials have been indicated with asterisks.


Intel Confidential


TRN-1100   DesignSync/DFII Fundamentals         Customer-site 1-day training    $ *            plus T&E* and 1/2 day setup cost
TRN-1101   DesignSync/DFII Fundamentals         Regional 1-day training         $ *            per student
TRN-1102   DesignSync/DFII Fundamentals         Training Manual                 $ *

TRN-1200   ProjectSync Fundamentals             Customer-site 1/2-day training  $ *            plus T&E* and 1/2 day setup cost
TRN-1201   ProjectSync Fundamentals             Regional 1/2-day training       $ *            per student
TRN-1202   ProjectSync Fundamentals             Training Manual                 $ *

TRN-2000   DesignSync Administration            Customer-site 2-day training    $ *            plus T&E* and 1/2 day setup cost
TRN-2001   DesignSync Administration            Regional 2-day training         $ *            per student
TRN-2002   DesignSync Administration            Training Manual                 $ *

TRN-2100   ProjectSync Administration           Customer-site 1-day training    $ *            plus T&E* and 1/2 day setup cost
TRN-2101   ProjectSync Administration           Regional 1-day training         $ *            per student
TRN-2102   ProjectSync Administration           Training Manual                 $ *

TRN-9001   Customer-site 1-day training                                         $ *            plus T&E* and 1/2 day setup cost
TRN-9002   Customer-site 2-day training                                         $ *            plus T&E* and 1/2 day setup cost
TRN-9003   Customer-site 3-day training                                         $ *            plus T&E* and 1/2 day setup cost
TRN-9004   Customer-site 4-day training                                         $ *            plus T&E* and 1/2 day setup cost
TRN-9005   Customer-site 5-day training                                         $ *            plus T&E* and 1/2 day setup cost

TRN-9999   Train-the-Trainer                    One extra day to each course    $ *            see Addendum B



      * T&E shall only be reimbursed according to Intel's then current travel guidelines.

      ProjectSync Options

      - Intel may license ProjectSync during the first year of this License Agreement (from December 31, 1999 through December, 2000) for * dollars (*) per each bundle of * licenses.

      - Intel may license ProjectSync during the second year of this License Agreement (from December 31, 2000 through December, 2001) for * dollars (*) per each bundle of * licenses.

* Confidential Information has been omitted pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission. The locations of the omitted materials have been indicated with asterisks.

Intel Confidential


       - Intel may license ProjectSync during the third year of this License Agreement (from December 31, 2001 through December 31, 2002) for * dollars (*) per each bundle of * licenses.

      - If Intel exercises its option to license ProjectSync, it shall be granted the type of license in Addendum B for the term of this License Agreement.

Intel Confidential


                                 ADDENDUM D

                               SOURCE CODE ESCROW

                            Account Number _________

      This Preferred Registration Technology Escrow Agreement including any
Exhibits ("Agreement") is effective this     day of           , 199_, by and
among Data Securities International, Inc. ("DSI"), a Delaware corporation, Synchronicity, Inc.("Depositor"), and Intel Corporation ("Preferred Registrant").

      WHEREAS, Depositor has entered into that certain ("License Agreement") with the Preferred Registrant regarding certain proprietary technology and other materials of Depositor;

      WHEREAS, Depositor and Preferred Registrant desire the Agreement to be supplementary to said License Agreement pursuant to 11 United States Code
Section 365(n);

      WHEREAS, availability of or access to certain proprietary data related to certain proprietary technology and other material is critical to Preferred Registrant in the conduct of its business;

      WHEREAS, Depositor has deposited or will deposit with DSI proprietary data to provide for retention, administration and controlled access for Preferred Registrant under the conditions specified herein;

      NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the promises, mutual covenants and conditions contained herein, the Parties hereto agree as follows:

1. Deposit Account. Following the delivery of the executed Agreement, DSI shall open a deposit account ("Deposit Account") for Depositor and Preferred Registrant. The opening of the Deposit Account means that DSI shall establish an account ledger in the name of Depositor, assign a deposit account number ("Deposit Account Number"), calendar renewal notices to be sent to Depositor as provided in Section 29, and request the initial deposit ("Initial Deposit") from Depositor. Depositor has an obligation to make the Initial Deposit. Unless and until Depositor makes the Initial Deposit with DSI, DSI shall continue to request the Initial Deposit from Depositor and copy Preferred Registrant.

2. Preferred Registration Account. Following the execution and delivery of the Agreement, DSI shall open a registration account ("Registration Account") for Preferred Registrant. The opening of the Registration Account means that DSI shall establish under the Deposit Account an account ledger with a unique registration number ("Registration Number") in the name of Preferred Registrant, calendar renewal notices to be sent to Preferred Registrant as provided in Section 29, and

Intel Confidential


      request the Initial Deposit from Depositor. DSI shall notify Preferred Registrant upon receipt of Initial Deposit.

3. Term of Agreement. The Agreement will have an initial term of five (5) years, commencing on the effective date, and shall continue in full force unless terminated earlier as provided in the Agreement. The Agreement may be extended for additional five (5) year terms by either the Depositor or the Preferred Registrant.

4. Exhibit A, Notices and Communications. Notices and invoices to Depositor, Preferred Registrant or DSI should be sent to the Parties at the addresses identified in the Exhibit A.

4.1 Documents, payment of fees, deposits of material, and any written communication should be sent to the DSI offices as identified in the Exhibit A.

4.2 Depositor and Preferred Registrant agree to each name their respective designated contact ("Designated Contact") to receive notices from DSI and to act on their behalf in the performance of their obligations as set forth in the Agreement. Depositor and Preferred Registrant agree to notify DSI immediately in the event of a change of their Designated Contact in the manner stipulated in Exhibit A.

5. Exhibit B and Deposit Material. Depositor shall submit proprietary data and related material ("Deposit Material") to DSI for retention and administration in the Deposit Account.

5.1 The Deposit Material shall be submitted together with a completed document called a "Description of Deposit Material," hereinafter referred to as Exhibit B. Each Exhibit B should be signed by Depositor prior to submission to DSI and shall be signed by DSI upon completion of the Deposit Material inspection.

5.2 Depositor represents and warrants that it lawfully possesses all Deposit Material, can transfer Deposit Material to DSI and has the authority to store Deposit Material in accordance with the terms of the Agreement.

6. Deposit Material Inspection. Upon receipt of an Exhibit B and Deposit Material, DSI shall be responsible only for reasonably matching the labeling of the materials to the item descriptions listed on the Exhibit B and validating the count of the materials to the quantity listed on the Exhibit B. DSI shall not be responsible for any other claims made by the Depositor on the Exhibit B. Acceptance shall occur when DSI concludes that the Deposit Material Inspection is complete. Upon acceptance DSI will sign the Exhibit B and assign the next Exhibit B number. DSI shall issue a copy of the Exhibit B to Depositor and Preferred Registrant within ten (10) days of acceptance.

7. Initial Deposit. The Initial Deposit shall consist of all material initially supplied by Depositor to DSI.

Intel Confidential


8. Deposit Changes. Depositor may desire or may be obligated to update the Deposit Account with supplemental or replacement Deposit Material.

8.1 Supplemental Deposit ("Supplemental") is Deposit Material which is to be added to the Deposit Account. Depositor shall make Supplemental Deposits no less than every three (3) months to ensure that the Deposit is an accurate and complete manifestation and recording of Depositor's technology, work product and intellectual property as described in the License Agreement.

8.2 Replacement Deposit ("Replacement") is Deposit Material which will replace existing Deposit Material as identified by any one or more Exhibit B(s) in the Deposit Account. Replaced Deposit Material shall be destroyed or returned to Depositor.

9. Deposit. The existing deposit ("Deposit") means all Exhibit B(s) and their associated Deposit Material currently in DSI's possession. Destroyed or returned Deposit Material is not part of the Deposit; however, DSI shall keep records of the destruction or return of Deposit Material.

10. Replacement Option. Within ten (10) days of receipt of Replacement from Depositor, DSI shall send a letter to Preferred Registrant stating that Depositor requests to replace existing Deposit Material, and DSI will include a copy of the new Exhibit B(s) listing the new Deposit Material.

10.1 Preferred Registrant has twenty (20) days from the mailing of such letter by DSI to instruct DSI to retain the existing Deposit Material held by DSI, and if so instructed, DSI will change the Replacement to a Supplemental. Conversion to Supplemental may cause an additional storage unit fee as specified by DSI's Fee and Services Schedule.

10.2 If Preferred Registrant does not instruct DSI to retain the existing Deposit Material, DSI shall permit such Deposit Material to be replaced with the Replacement. Within ten (10) days of acceptance of the Replacement by DSI, DSI shall issue a copy of the executed Exhibit B(s) to Depositor and Preferred Registrant. DSI will either destroy or return to Depositor all Deposit Material replaced by the Replacement.

11. Storage Unit. DSI will store the Deposit in defined units of space, called storage units. The cost of the first storage unit will be included in the annual Deposit Account fee.

12. Deposit Obligations of Confidentiality. DSI agrees to establish a locked receptacle in which it shall place the Deposit and shall put the receptacle under the administration of one or more of its officers, selected by DSI, whose identify shall be available to Depositor at all times. DSI shall exercise a professional level of care in carrying out the terms of the Agreement.

Intel Confidential


12.1 DSI acknowledges Depositor's assertion that the Deposit shall contain proprietary data and that DSI has an obligation to preserve and protect the confidentiality of the Deposit.

12.2 Except as provided for in the Agreement, DSI agrees that it shall not divulge, disclose, make available to third parties, or make any use whatsoever of the Deposit.

13. Audit Rights. DSI agrees to keep records of the activities undertaken and materials prepared pursuant to the Agreement. DSI may issue to Depositor and Preferred Registrant an annual report profiling the Deposit Account. Such annual report will identify the Depositor, Preferred Registrant, the current Designated Contacts, selected special services, and the Exhibit B history, which includes Deposit Material acceptance and destruction or return dates.

13.1 Upon reasonable notice, during normal business hours and during the term of the Agreement, Depositor and Preferred Registrant will be entitled to inspect the records of DSI pertaining to the Agreement, and accompanied by an employee of DSI, inspect the physical status and condition of the Deposit. The Deposit may not be changed during the audit.

14. Renewal Period of Agreement. Upon payment of the initial fee or renewal fee, the Agreement shall be in full force and will have an initial period of at least one (1) year unless otherwise specified. This Agreement may be renewed for additional periods upon receipt by DSI of the specified renewal fees prior to the last day of the period ("Expiration Date"). DSI may extend the period of the Agreement to cover the processing of any outstanding instruction made during any period of the Agreement.

14.1 Preferred Registrant has the right to pay renewal fees and other related fees. In the event Preferred Registrant pays the renewal fees and Depositor is of the opinion that any necessary condition for renewal is not met, Depositor may so notify DSI and Preferred Registrant in writing. The Agreement shall remain in full force and effect until such dispute is resolved between Preferred Registrant and Depositor.

15. Expiration. If the Agreement is not renewed or is otherwise terminated, all duties and obligations of DSI to Depositor and Preferred Registrant will terminate. If Depositor requests the return of the Deposit, DSI shall return the Deposit to Depositor only after any outstanding invoices and the Deposit return fee are paid and Preferred Registrant consents in writing. If the fees are not received by the Expiration Date of the Agreement, DSI, at its option, may destroy the Deposit thirty (30) days after written notice of such intent is given Preferred Registrant.

16. Certification by Depositor. Depositor represents to Preferred Registrant that:

      a. The Deposit delivered to DSI consists of the following: source code deposited on computer magnetic media, all necessary and available information, proprietary information, and technical documentation which

Intel Confidential


            will enable a reasonably skilled programmer of Preferred Registrant to create, maintain and/or enhance the proprietary technology without the aid of Depositor or any other person or reference to any other materials; maintenance tools (test programs and program specifications); proprietary or third party system utilities (compiler and assembler descriptions); description of the system/program generation; descriptions and locations of programs not owned by Depositor but required for use and/or support; and names of key developers for the technology on Depositor's staff.

      b. The Depositor will be defined in the Exhibit B(s).

       These representations shall be deemed to be made continuously throughout the term of the Agreement.

17. Indemnification. Depositor and Preferred Registrant agree to defend and indemnify DSI and hold DSI harmless from and against any and all claims, actions and suits, whether in contract or in tort, and from and against any and all liabilities, losses, damages, costs, charges, penalties, counsel fees, and other expenses of any nature (including, without limitation, settlement costs) incurred by DSI as a result of performance of the Agreement except in the event of a judgment which specifies that DSI acted with gross negligence or willful misconduct.

18. Filing For Release of Deposit by Preferred Registrant. Upon notice to DSI by Preferred Registrant of the occurrence of a release condition as defined in Section 21 and payment of the release request fee, DSI shall notify Depositor by certified mail or commercial express mail service with a copy of the notice from Preferred Registrant.

19. Contrary Instruction. "Contrary Instruction" is the filing of an objection with DSI by Depositor stating that a Contrary Instruction is in effect. Such Contrary Instruction means an officer of Depositor warrants that a release condition has not occurred or has been cured. DSI shall send a copy of the objection by certified mail or commercial express mail service to Preferred Registrant. DSI shall notify both Depositor and Preferred Registrant that there is a dispute to be resolved. Receipt of Contrary Instruction by DSI shall not alter DSI's performance of its obligations pursuant to Section 20.

20. Release of Deposit to Preferred Registrant. Pursuant to Section 18, whether or not DSI receives Contrary Instruction from Depositor and unless ordered by a court of competent jurisdiction not to release the Deposit, DSI is authorized to and shall release the Deposit, or if more than one Preferred Registrant is registered to the Deposit, a copy of the Deposit to the Preferred Registrant filing for release, ten (10) days after the notice was given Depositor pursuant to Section 18, and following receipt of any fees due to DSI including Deposit copying and delivery fees.

21. Release Conditions of Deposit to Preferred Registrant. Release conditions are:

Intel Confidential


      a. Depositor's failure to carry out obligations imposed on it pursuant to a license agreement or other agreement(s) between Depositor and Preferred Registrant; or

      b. Depositor's failure to continue to do business in the ordinary course; or

      c. any bankruptcy, reorganization, debt arrangement, or other case proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceedings commenced by or against Depositor and if such case or proceeding is not commenced by Depositor, it is not dismissed within sixty (60) days from the filing thereof; or

      d. Depositor becomes insolvent or generally fails to pay, or admits its inability to pay, its debts as they become due; or

      e. Depositor applies for or consents to the appointment of or has appointed a trustee, receiver or other custodian for any of its assets, or makes a general assignment for the benefit of its creditors.

22. Grant of Use License. Notwithstanding any other rights Preferred Registrant may have in or to the Deposit, subject to the terms and conditions of the Agreement, Depositor hereby transfers and upon execution by DSI, DSI hereby accepts a non-exclusive, irrevocable, perpetual, and royalty-free use license which DSI will transfer to Preferred Registrant upon controlled release of the Deposit as described in the Agreement.

23. Use License Representation. Depositor represents and warrants to Preferred Registrant and DSI that it has no knowledge of nor will it permit to be created any encumbrance or infringement of the Deposit, or that any claim has been made that the Deposit infringes any patent, trade secret, copyright or other proprietary right of any third party. Depositor warrants that it has the full right, power, and ability to enter into and perform the Agreement, to grant the foregoing use license, and to permit the Deposit to be placed with DSI.

24. Conditions Following Release. Following a release and subject to payment to DSI of all outstanding fees, DSI shall transfer the Use License to Preferred Registrant. Additionally, Preferred Registrant shall be required to maintain the confidentiality of the released Deposit.

25. Verification Rights. Depositor grants to Preferred Registrant the option to verify the Deposit for accuracy, completeness and sufficiency. Depositor agrees to permit DSI and at least one employee of Preferred Registrant to be present at Depositor's facility to verify, audit and inspect the Deposit held by DSI to confirm the quality and/or content of the Deposit for the benefit of Preferred Registrant. If DSI is present or is selected to perform the verification, DSI will be paid according to DSI's then current verification service hourly rates and any out of pocket expenses.

Intel Confidential


26. General. DSI may act in reliance upon any instruction, instrument, or signature believed to be genuine and may assume that any employee giving any written notice, request, advice or instruction in connection with or relating to the Agreement has apparent authority and has been duly authorized to do so. DSI may provide copies of the Agreement or account history information to any employee of Depositor or Preferred Registrant upon their request. For purposes of termination or replacement, Deposit Material shall be returned only to Depositor's Designated Contact, unless otherwise instructed by Depositor's Designated Contact.

26.1 DSI is not responsible for failure to fulfill its obligations under the Agreement due to causes beyond DSI's control.

26.2 The Agreement is to be governed by and construed in accordance with the laws of the State of California.

26.3 The Agreement constitutes the entire agreement between the Parties concerning the subject matter hereof, and supersedes all previous contemporaneous, representations, understandings, and agreements, either oral or written, between the Parties. The Agreement may be amended only in writing signed by the Parties.

26.4 If any provision of the Agreement is held by any court to be invalid or unenforceable, that provision will be severed from the Agreement and any remaining provisions will continue in full force.

27. Title to Media. Subject to the terms of the Agreement or License Agreement, title to the media, upon which the proprietary data is written or stored, is and shall be irrevocably vested in DSI.

28. Termination of Rights. The Use License as described above will terminate in the event that the Agreement is terminated without the Use License transferring to Preferred Registrant.

29. Fees. Fees are due upon receipt of signed contract, receipt of Deposit Material, or when service is requested, whichever is earliest. If invoiced fees are not paid within sixty (60) days of the date of the invoice, DSI may terminate the Agreement. If the payment is not timely received by DSI, DSI shall have the right to accrue and collect interest at the rate of one and one-half percent per month (18% per annum) from the date of the invoice for all late payments.

29.1 Renewal fees will be due in full upon the receipt of invoice unless otherwise specified by the invoice. In the event that renewal fees are not received thirty (30) days prior to the Expiration Date, DSI shall so notify Depositor and Preferred Registrant. If the renewal fees are not received by the Expiration Date, DSI may terminate the Agreement without further notice and without liability of DSI to Depositor or Preferred Registrant.

Intel Confidential


29.2 DSI shall not be required to process any request for service unless the payment for such request shall be made or provided for in a manner satisfactory to DSI.

29.3  All service fees will be those specified in DSI's Fee and Services
      Schedule in effect at the time of renewal or request for service, except as otherwise agreed. For any increase in DSI's standard fees, DSI shall notify Depositor and Preferred Registrant at least ninety (90) days prior to the renewal of the Agreement. For any service not listed on the Fee and Services Schedule, DSI shall provide a quote prior to rendering such service.

SYNCHRONICITY, INC.           INTEL CORPORATION        ESCROW AGENT
Depositor                     Preferred Registrant


________________              ___________________      ________________________
Signature                     Signature                Signature

________________              ___________________      ________________________
Printed Name                  Printed Name             Printed  Name

________________              ___________________      ________________________
Title                         Title                    Title

________________              ___________________      ________________________
Date                          Date                     Date

Intel Confidential


                    EXHIBIT A TO ADDENDUM D ("EXHIBIT A")
                              SOURCE CODE ESCROW
                          Account Number __________
                              Designated Contact


Notices, Deposit Material returns
and communication, including
delinquencies to Depositor should         Invoices to Depositor
be addressed to:                          should be addressed to:

DSI Name:   _________________             _________________________
Address:    _________________             _________________________

Designated                                Invoice Contact:_________
Contact:        _________________         _________________________
Phone Number:   _________________         _________________________
Facsimile:      _________________         _________________________

State of Incorporation: _______________________________________


Notices and communication,
including delinquencies to                Invoices to Preferred
Preferred Registrant should               Registrant
be addressed to:                          should be addressed to:

DSI Name:   _________________             _________________________
Address:    _________________             _________________________

Designated                                Invoice Contact:_________
Contact:        _________________         _________________________
Phone Number:   _________________         _________________________
Facsimile:      _________________         _________________________

Requests from Depositor or Preferred Registrant to change the Designated Contact should be given in writing by the Designated Contact or an authorized employee of Depositor or Preferred Registrant.

Intel Confidential


Contracts, Deposit Material         Invoice inquiries and
and notices to DSI                  fee remittances to SYNCHRONICITY
should be addressed to:             should be addressed to:

DSI                                 SYNCHRONICITY
Attn: ________________________      Attn: _____________________________

______________________________      ___________________________________

______________________________      ___________________________________

Telephone:____________________      Telephone: ________________________

Facsimile:____________________      Facsimile: ________________________

Date:  _______________________      Date:  ____________________________

Intel Confidential


                      EXHIBIT B TO ADDENDUM D ("EXHIBIT B")
                       DESCRIPTION OF DEPOSIT MATERIALS

Deposit Account Number ____________________________________

Depositor DSI Name     ____________________________________


DEPOSIT TYPE:_______Initial_______Supplemental_______Replacement

If Replacement:________Destroy Deposit_______Return Deposit

ENVIRONMENT:
Host System CPU/OS______________Version________________Backup_______________

Source System CPU/OS____________Version________________Compiler______________

Special
Instructions:___________________________________________________________________

________________________________________________________________________________

DEPOSIT MATERIAL:

Exhibit B Name_________________________________________Version_______________

Item label description                    Media             Quantity
----------------------                    -----             --------



For Depositor, I certify that the      For DSI, I received the above
above described Deposit                described Deposit Material subject
Material was sent to DSI:              to the terms on the reverse side of this Exhibit:


By  ____________________________       By _______________________________


Print Name  ____________________       Print Name _______________________


Date____________________________       Date of Acceptance________________

                                       ISE____________EX. B#___________

Intel Confidential


OBLIGATIONS

Depositor, pursuant to a Technology Deposit Agreement ("Agreement"), hereby deposits the Deposit Material into the Deposit Account by transferring it to Data Securities International, Inc. ("DSI"). DSI is obligated to hold the Deposit Material as called for in the Agreement between the Parties, and among other things, not to disclose, divulge or otherwise make the Deposit Material available, except pursuant to the Agreement.

DEFINITIONS

The initial Deposit will consist of all material initially supplied by Depositor to DSI.

The Supplemental Deposit is Deposit Material which is to be added to the Deposit Account.

The Replacement Deposit is Deposit Material, which is to replace existing Deposit Materials as identified by any one or more Exhibit B(s) in the Deposit Account.

DEPOSIT INSPECTION

Upon receipt of an Exhibit B and Deposit Material, DSI will be responsible only for reasonably matching the labeling of the materials to the item descriptions listed on the Exhibit B and validating the count of the materials to the quantity listed on the Exhibit B. DSI will not be responsible for any other claims made by the Depositor on the Exhibit B.

DEPOSIT ACCEPTANCE

Deposit Acceptance will occur when DSI concludes that the Deposit Material Inspection is complete. Upon acceptance DSI will sign the Exhibit B and assign it the next Exhibit B number and issue a copy of the Exhibit B to Depositor within (10) days. If no Deposit Type is checked on the reverse by Depositor, the Deposit Material will be deemed to be an Initial or Supplemental Deposit.

WARRANTY BY DEPOSITOR

Deposit Material will be proprietary data, typically deposited on computer magnetic media, and other related materials of Depositor.

Depositor represents and warrants that it lawfully possesses all Deposit Material, can transfer Deposit Material to DSI and has the authority to store Deposit Material in accordance with the terms of the Agreement.

AMENDMENT

This document acts as an Amendment, if one is called for.

Intel Confidential


                                  ADDENDUM E

                         PROTECTION OF INTEL'S ASSETS


Synchronicity agrees to safeguard Intel's classified (i.e., Intel Confidential, Intel Secret, Intel Restricted Secret and Intel Top Secret) and proprietary information set out in the body of the Parties' Agreement and relevant Unescorted Access Application forms for badges. Synchronicity also agrees to use and apply Intel's information protection methods stated below in this Addendum in the performance of Synchronicity's work. Synchronicity agrees that this performance standard applies to all Intel classified and proprietary information, regardless of the medium (Intel's or Synchronicity's) in or on which it is retained or communicated and to software that is licensed by Intel for its internal use.

Synchronicity is not automatically granted access to Intel classified and proprietary information, networks or software. However, authorization to use or access Intel information, software, or telecommunications may be granted by the Intel information owner if access is necessary and directly related to Synchronicity's scope of work or duties. Unless specifically authorized, Synchronicity may not use or access Intel classified or proprietary information that may be happened upon or inadvertently discovered while performing work under this Agreement. Neither may a Synchronicity or Synchronicity's employee control an Intranet web site at Intel.

Synchronicity shall not modify Intel classified or proprietary information, software, hardware, or telecommunications without the explicit permission of the Intel employee responsible for the resource, with the exception of contract-related requirements or resources that allow for individual customization (e.g., Microsoft Windows user features). The Synchronicity's employees, agents, or subcontractors may not disclose Intel classified or proprietary information to their co-workers, except for disclosure to those similarly bound to protect Intel's intellectual property with a need to know to fulfill this Agreement.

                     INTEL INFORMATION PROTECTION METHODS

This section outlines Intel's minimum requirements for protection methods for all Intel classified or proprietary information and software that the Synchronicity's personnel may come in contact with. Intel recognizes that the correct and proper protection of its information rests with its employees and Synchronicitys who have been authorized access. FAILURE TO COMPLY WITH THESE REQUIREMENTS WILL PROVIDE GROUNDS FOR IMMEDIATE TERMINATION OF THIS AGREEMENT BY INTEL. Periodic updates to these protection methods can be found on Intel's internal web at:

                    HTTP://WWW-INFOSEC.FM.INTEL.COM/POLICIES/

Upon reaching the above web site, refer to Policies for Employees and Procedures for Employees. These protection methods may also be obtained through your purchasing representative. For further information or questions, contact your Intel management sponsor.

Intel Confidential


                                  ADDENDUM F

                  ALCOHOL AND DRUG-FREE WORKPLACE DIRECTIVE

Intel is committed to fulfilling its legal and ethical responsibility to maintain a safe and efficient working environment on Intel premises. Synchronicity agrees that Intel may administer drug and alcohol tests at Synchronicity's expense, in accordance with Intel's procedures, to all Synchronicity employees or subcontractors (each a "Contractor") assigned to Intel's facility and may bar access to all Intel facilities to any Contractor who refuses to take such a test or fails to pass any test so administered per the schedule outlined below.

When Intel or Synchronicity has a reasonable suspicion that a Contractor is under the influence of alcohol or drugs while on Intel premises, Intel may require Synchronicity to perform drug and/or alcohol testing of the Contractor or remove the Contractor from Intel premises. "Reasonable suspicion" is present when an observation of a change in a Contractor's behavior or such conduct indicates a noticeable performance impairment to the observer.

If an Intel requested testing shows that the tested Contractor is under the influence of alcohol or drugs in excess of the standard set forth below, that Contractor shall be denied access to Intel premises and Synchronicity shall return that Contractor's security badge (including duplicate picture badges, Fab, AT, or other specialty access or permit badges and other property movement badges) and other Intel property immediately to the nearest Intel security post. Synchronicity shall also be responsible for prompt notification and removal of any Contractor it may find to be in violation of Intel's Alcohol and Drug Free Workplace Directive. Additionally, a corporate wide "no access" notation will be placed in the Intel corporate security database and no Application for Waiver will be considered by Intel.


DRUGS                  SCREENING METHOD        CONFIRMATION METHOD
                       CUTOFF (IMMUNOASSAY)    CUTOFF (GC/MS)

Amphetemines           1000 ng/ml              500ng/ml

Cannabinoids           50 ng/ml                15 ng/ml

Cocaine                300 ng/ml               150 ng/ml

Opiates                300 ng/ml               300 ng/ml

Phencyclidine          25 ng/ml                25 ng/ml

Intel Confidential


                                  ADDENDUM G

                          CERTIFICATE OF ORIGINALITY


   This Addendum "G" must be completed by You when furnishing software material (program product or offering and related documentation, or other software material) for Intel.

   One Addendum "G" can cover one complete product, even if that product includes multiple modules. However, a separate Addendum "G" must be completed for the code and another for its related documentation (if any.)

   Please leave no questions blank. Write "not applicable" or "N/A" if a question is not relevant to the furnished software material.

**************************************************

1. Name of the software material (provide complete identification, including version, release and modification numbers for programs and documentation):



2. Was the software material or any portion thereof written by any party other than you, or your employees working within their job assignment?

   Yes ______           No  ______

   If Yes, provide the following information:

   (a) Indicate if the whole software material or only a portion thereof was written by such party, and identify such portion:

_______________________________________________________________________________

_______________________________________________________________________________

   (b) Specify for each involved party:

      (i)   Name:

            ___________________________________________________________________


      (ii)  Company:

            ___________________________________________________________________


      (iii) Address:

            ___________________________________________________________________

            ___________________________________________________________________


      (iv) If the party is a company, how did it acquire title to the software material (e.g., software material was written by company's employees as part of their job assignment)?

Intel Confidential


            ___________________________________________________________________

            ___________________________________________________________________

      (v) If the party is an individual, did s/he create the software material while employed by or under contractual relationship with another party?

          Yes  ______   No  ______

          If Yes, provide name and address of the other party and explain the nature of the obligations:

            ___________________________________________________________________

            ___________________________________________________________________



   (c) How did you acquire tittle to the software material written by the other party?

            ___________________________________________________________________

            ___________________________________________________________________


3. Was the software material or any portion thereof derived from any third party's pre-existing material(s)?

   Yes  ______    No  ______

   If Yes, provide the following information for each of the pre-existing materials:

   (a)    Name of the materials:

            ___________________________________________________________________

   (b)    Owner:

            ___________________________________________________________________


   (c) How did you get the right to use the pre-existing material (s) ?

            ___________________________________________________________________



4. Identify below, or in an attachment, any other circumstances which might affect Intel's ability to reproduce and market this software product, including:

   (a)    Confidentiality or trade secrecy of pre-existing materials:

            ___________________________________________________________________

            ___________________________________________________________________

Intel Confidential

   (b) Known or possible royalty obligations to others:

   ____________________________________________________________________________

   ____________________________________________________________________________


   (c) Pre-existing material developed for another party or customer (including government) where you may not have retained full rights to the material:

   _____________________________________________________________________________

   _____________________________________________________________________________

   (d) Materials acquired from a person or company possibly not having title to them:

   _____________________________________________________________________________

   _____________________________________________________________________________

   (e) Other circumstances:

   _____________________________________________________________________________

   _____________________________________________________________________________





SYNCHRONICITY, INC.,


_________________________________
Signature

_________________________________
Name

_________________________________
Title

_________________________________
Date

Intel Confidential


                                  ADDENDUM H

                     ASSIGNMENT OF INTELLECTUAL PROPERTY

In consideration of the disclosure of Intellectual Property and Confidential Information of Intel and the compensation paid by Intel to Synchronicity, Inc. with a place of business at 111 N. Market Street, Suite 440, San Jose, CA 95113 ("Assignor") under the Intel Co-Development and License Agreement, Intel Agreement No., with an Effective Date of September ___, 1999 (the "Agreement") the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Assignor has created or obtained exclusive title to the following work(s) (hereinafter "Work") entitled:

1.

2.


In this Agreement, "Work" means all works, including literary works, pictorial, graphic and sculptural works, architectural works, works of visual art, mask works, and any other work that may be the subject matter of copyright protection; advertising and marketing concepts; information; data; formulas; designs; models; drawings; computer programs; including all documentation, related listings, design specifications, and flowcharts, trade secrets, and any inventions including all processes, machines, manufactures and compositions of matter, and any other invention that may be the subject OF patent protection; and all statutory protection obtained or obtainable thereon including those in foreign countries.

The undersigned hereby assigns to Intel all right, title, and interest to all Work created by Assignor arising out of or utilized by the Assignor in the performance of the Agreement, and the ownership of the same shall be vested solely in Intel. In respect to copyrights, this assignment shall be effective for the entire duration of the copyrights and shall include, but not be limited to all rights to derivative works. Assignor waives all rights of attribution, and integrity for specific works created by Assignor under the Agreement in respect of all marketing, advertising, and commercial uses thereof.

Assignor represents and warrants that the Work is original; that neither the Assignor's interest in the Work nor the copyright therein is encumbered or subject to any undisclosed lien or charge; and that Assignor is free to make the present assignment and has no legal obligation or prior commitment which is inconsistent with this Agreement.

SYNCHRONICITY, INC.

_________________________________
Signature

_________________________________
Name

_________________________________
Title

_________________________________
Date